*As of 12/31/2020

As of 12/31/2020

*Excludes boxcar fleet Based on 2020 Rail North America Revenue

T H O U S A N D S Association of American Railroads

Railway Supply Institute as of April 2021

*Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. As of 12/31/2020

Based on 2020 Rail International Fleet Count

management expertise to generate competitive advantages and premium customer services Serving customers in the automotive, container, steel, cement, and bulk commodities transport sector High fleet utilization (99%-100%) with average remaining lease term of 6 years Actively seeks attractive investment opportunities to grow and diversify the fleet As of 12/31/2020

$706.1M NBV Based on NBV of approximately $4.8B; portfolio As of 12/31/2020

Long-dated debt maturity profile and commitment to preserving cash and maintaining strong liquidity Consistent effort to ladder lease maturities by volume and engine type Efficiently managing customer requests for financial relief due to impacts of COVID-19 Low operating cost base and full discretion on capital expenditure (for new engine investments) As of 2/28/2021

*Includes finance leases As of 12/31/2020

$942 $725 $533 $367 $199 $231 2021 2022 2023 2024 2025 Thereafter $ M IL L IO N S *2017-2020 reflects continuing operations. Information for 2016 and prior has not been recast for discontinued operations presentation. As of 12/31/2020

*2017-2020 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation **Investment volume and non-cash items

*Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash (In accordance with the new lease accounting standard, off-balance sheet assets and recourse debt are no longer applicable beginning in 2019)

*No share repurchases were completed during 2020

*2017-2020 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation. **Non-GAAP - excludes tax adjustments and other items. See Reconciliation of Non-GAAP Measures.

Railcar Supply Strategy

As of 12/31/2020

(Income from sale of owned assets) *Includes a $3.8 million scrap loss on customer damaged cars that was largely offset by an early termination fee

UMLER as of January 2021

Based on approximately 438K tank cars Based on approximately 1.2M freight cars (Approximately 1.65M railcars) UMLER as of January 2021

Based on approximately 358K lessor-owned tank cars Based on approximately 561K lessor-owned freight cars (Based on approximately 919K lessor-owned railcars) UMLER as of January 2021

(Based on 2020 U.S and Canadian carloads of approximately 15.2M) M IL L IO N S (United States and Canada) *Association of American Railroads for 52 weeks ending 12/26/2020

Railway Supply Institute as of April 2021

Railway Supply Institute as of April 2021

As of 12/31/2020 Note: Customer families sometimes include more than one customer account; the S&P or equivalent ratings noted generally reflect the credit quality of the rated parent entity. Lease obligations of subsidiaries are not necessarily guaranteed by the rated parent entity.

13k-19k gallon <4k cubic feet 20k-25k gallon >25k gallon >4k cubic feet As of 12/31/2020

*Over the period shown **Assets include on- and off-balance sheet (In accordance with the new lease accounting standard, off-balance sheet assets and recourse debt are no longer applicable beginning in 2019)

Services range from routine maintenance and regulatory programs to car modifications and rebuilds, including all mechanical repairs, interior cleaning, interior/exterior blasting, interior/exterior coatings, valve maintenance and qualification, and more. As of 12/31/2020

(Based on approximately 728K railcars) *GATX management estimates as of 6/30/2020

Based on approximately 136K tank cars Based on approximately 592K freight cars (Approximately 728K railcars) GATX management estimates as of 6/30/2020

Based on approximately 95K lessor-owned tank cars Based on approximately 141K lessor-owned freight cars (Based on approximately 236K lessor-owned railcars) GATX management estimates as of 6/30/2020

Approximately 26.3K railcars as of 12/31/2020Based on 2020 GRE Revenues

Top 20 customers based on 2020 revenue As of 12/31/2020

As of 12/31/2020 (Based on approximately 300K railcars)

1% 10% 40% 50% 1990 1998 2016 2019* *Based on management estimates

Chart Source: IEA (Last updated 4 Dec 2020) World air passenger traffic evolution, 1980-2020, IEA, Paris https://www.iea.org/data-and-statistics/charts/world-air-passenger-traffic-evolution-1980-2020. All rights reserved.

As of 12/31/2020

*International Tank Container Organization 2021 Global Tank Container Fleet Survey

(Based on global tank container fleet of approximately 686K) Source: International Tank Container Organization, 2021 Global Tank Container Fleet Survey 1Includes owned and managed tank containers 2Includes Raffles Leasing (Based on approximately 316.7K tank containers in leasing company fleets)

Ethanol, ethyl acetate, glycol, polyol, resin Benzene, toluene, resin, phenol, styrene, surfactant (alkybenzene sulfonate) Wines, spirits, vegetable oils Hydrogen peroxide Ethanol, ethyl acetate, glycol, polyol, resin Benzene, toluene, resin, phenol, styrene, surfactant Wines, spirits, vegetable oils R32, R125, R410A, R134A Propane butane Dimethylamine anhydrous) Dimethylamine Sulphuric acid, ferric chloride, sodium hypochlorite, phosphoric acid Pesticide, hexamethylene diisocyanate

Reconciliation of Non-GAAP Measure

Net Income Measures

Net Income (in millions)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net income (GAAP)	110.8	137.3	169.3	205.0	205.3	257.1	502.0	211.3	211.2	151.3
Less: Net income from discontinued operations (GAAP)	n/a	n/a	n/a	n/a	n/a	n/a	34.2	20.8	30.4	1.1
Net income from continuing operations (GAAP)	110.8	137.3	169.3	205.0	205.3	257.1	467.8	190.5	180.8	150.2
Adjustments attributable to pre-tax income from continuing operations:										
Cost attributable to the closure of a maintenance facility at Rail International	-	-	-	-	-	-	-	9.5	-	-
Net loss (gain) on wholly owned Portfolio Management marine investments	-	-	-	-	9.2	2.5	(1.8)	-	-	-
Railcar impairment at Rail North America	-	-	-	-	-	29.8	-	-	-	-
Residual sharing settlement at Portfolio Management	-	-	-	-	-	(49.1)	-	-	-	-
Early retirement program	-	-	-	-	9.0	-	-	-	-	-
Litigation recoveries	(3.2)	-	-	-	-	-	-	-	-	-
Leveraged lease adjustment	(5.5)	-	-	-	-	-	-	-	-	-
Total adjustments attributable to pre-tax income from continuing operations	(8.7)	-	-	-	18.2	(16.8)	(1.8)	9.5	-	-
Income taxes thereon, based on applicable effective tax rate	2.0	-	-	-	(6.9)	7.2	0.7	(3.1)	-	-
Other income tax adjustments attributable to income from continuing operations:										
Income tax rate changes	-	0.7	-	-	14.1	-	-	-	(2.8)	
Impact of the Tax Cuts and Jobs Act of 2017	-	-	-	-	-	-	(293.2)	(16.7)	-	-
Foreign tax credit utilization	-	(4.6)	(3.9)	-	-	(7.1)	-	(1.4)	-	-
GATX income taxes on sale of AAE	-	-	23.2	-	-	-	-	-	-	-
Tax benefits upon close of tax audits	(4.8)	(15.5)	-	-	-	-	-	-	-	-
Total other income tax adjustments attributable to income from continuing operations	(4.8)	(19.4)	19.3	-	14.1	(7.1)	(293.2)	(18.1)	(2.8)	-
Adjustments attributable to affiliates' earnings from continuing operations, net of taxes:										
Income tax rate changes	(4.1)	(4.6)	(7.6)	-	(7.7)	(3.9)	-	-	-	12.3
Net loss (gain) on Portfolio Management marine affiliate	-	-	-	-	11.9	(0.6)	-	-	-	-
Pre-tax gain on sale of AAE	-	-	(9.3)	-	-	-	-	-	-	-
Interest rate swaps at AAE	(0.2)	20.5	(6.9)	-	-	-	-	-	-	-
Total adjustments attributable to affiliates' earnings from continuing operations, net of taxes	(4.3)	15.9	(23.8)	-	4.2	(4.5)	-	-	-	12.3
Net Income from continuing operations, excluding tax adjustments and other items (non-GAAP)	95.0	133.8	164.8	205.0	234.9	235.9	173.5	178.8	178.0	162.5

Note: The information for 2011-2016 in the tables above has not been recast for discontinued operations presentation.

GATX

53

Reconciliation of Non-GAAP Measures

Net Income Measures (cont.) and Earnings Per Share

Net Income (in millions)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Adjustments attributable to discontinuing operations, net of taxes:										
Net casualty gain at ASC	n/a	n/a	n/a	n/a	n/a	n/a	-	-	(8.1)	-
Impact of the Tax Cuts and Jobs Act of 2017	n/a	n/a	n/a	n/a	n/a	n/a	(22.7)	0.2	-	-
Total adjustments attributable to discontinued operations, net of taxes	n/a	n/a	n/a	n/a	n/a	n/a	$ (22.7)	$ 0.2	$ (8.1)	$ -
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	n/a	n/a	$ 11.5	$ 21.0	$ 22.3	$ 1.1
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	**$ 95.0**	**$ 133.8**	**$ 164.8**	**$ 205.0**	**$ 234.9**	**$ 235.9**	**$ 185.0**	**$ 199.8**	**$ 200.3**	**$ 163.6**

Note: The information for 2011-2016 in the tables above has not been recast for discontinued operations presentation.

Earnings per Share	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Diluted earnings per share from continuing operations (GAAP)	$ 2.35	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29	$ 11.88	$ 4.98	$ 4.97	$ 4.24
Diluted earnings per share from discontinued operations (GAAP)	n/a	n/a	n/a	n/a	n/a	n/a	0.87	0.54	0.84	0.03
Diluted earnings per share from consolidated operations (GAAP)	$ 2.35	$ 2.88	$ 3.59	$ 4.48	$ 4.69	$ 6.29	$ 12.75	$ 5.52	$ 5.81	$ 4.27
Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$ 2.01	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77	$ 4.41	$ 4.67	$ 4.89	$ 4.59
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	n/a	n/a	0.29	0.55	0.62	0.03
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$ 2.01	$ 2.81	$ 3.50	$ 4.48	$ 5.37	$ 5.77	$ 4.70	$ 5.22	$ 5.51	$ 4.62

Note: The information for 2011-2016 in the tables above has not been recast for discontinued operations presentation.

GATX

54

On- and Off-Balance Sheet Assets 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Total assets (GAAP) 5,846.0$ 6,044.7$ 6,535.5$ 6,919.9$ 6,894.2$ 7,105.4$ 7,422.4$ 7,616.7$ 8,285.1$ 8,937.6$ Off-balance sheet assets (1): Rail North America 884.5 863.5 887.9 606.1 488.7 456.5 435.7 430.2 - - Portfolio Management 2.6 - - - - - - - - - Discontinued operations - 21.0 16.5 11.7 6.8 2.6 - - - - Total off-balance sheet assets 887.1$ 884.5$ 904.4$ 617.8$ 495.5$ 459.1$ 435.7$ 430.2$ -$ -$ Total assets, as adjusted (non-GAAP) 6,733.1$ 6,929.2$ 7,439.9$ 7,537.7$ 7,389.7$ 7,564.5$ 7,858.1$ 8,046.9$ 8,285.1$ 8,937.6$ (1) Off-balance sheet assets apply to each of the years 2018 and prior. In accordance with the new lease accounting standard, off-balance sheet assets are no longer applicable beginning in 2019.